Exhibit 99.1

FOR IMMEDIATE RELEASE

Source: Inrad Optics, Inc.

INRAD OPTICS, INC. REPORTS FINANCIAL RESULTS FOR THIRD QUARTER AND NINE MONTHS ENDED SEPTEMBER 30, 2013

NORTHVALE, NJ, November 14 – Inrad Optics, Inc. (OTC Bulletin Board: INRD) has reported its consolidated financial results for its third quarter and nine months ended September 30, 2013.

Revenue for the third quarter was $2.8 million, down 5.1% from $2.9 million in the same period last year. For the nine months ended September 30, 2013, revenue of $8.5 million decreased by 1.1% compared to $8.6 million last year.

Orders were $2.5 million and $7.4 million for the three and nine months ending September 30, 2013, a decrease of 4% and 18% compared to the respective periods last year. Orders from aerospace and defense and government entities continued to decline primarily due to the ongoing uncertainty in U.S. defense spending and the impact of federal budget sequestration.

Gross profit for the third quarter was $550,000 or 20% of sales, down from $616,000 or 21.2% in the comparable quarter last year. For the nine months ended September 30, 2013, gross profit decreased to $1.6 million or 18.3% of sales compared to $1.9 million or 22.3% last year. Overall, gross profit margin for 2013 and 2012 reflects the impact of low sales combined with the Company’s relatively fixed overhead cost structure.

The net loss was $239,000 and $1.1 million for the three and nine months ended September 30, 2013. This compares with a net loss of $280,000 and $762,000, in the comparable periods last year. The Company had a net loss per share of $0.02, basic and diluted, for the three months ended September 30, 2013 and 2012. For the nine months ended September 30, 2013 and 2012, the basic and diluted net loss per share was $0.09 and $0.06, respectively.

Net cash provided by operating activities was $90,000 for the nine months ended September 30, 2013. This compares to net cash used in operations of $111,000 in the nine month period, last year. After investing and financing activities, net cash decreased $440,000 for the year to date versus a decrease of $153,000 last year. Net cash was positively impacted, last year, by the proceeds of a term loan of $750,000, net of a down-payment of $500,000 on the purchase of a large coating chamber.

At September 30, 2013, the Company had cash and cash equivalents of $2.6 million.

President and CEO Amy Eskilson commented,

“Our third quarter and nine month results reflect a significant decrease in orders from government, aerospace and defense customers due to federal budget sequestration and on-going uncertainty in defense funding. We are addressing these challenges on multiple fronts. We have recently put in place a number of initiatives to drive down costs, and are assessing several key operational improvement opportunities. Additionally, we have implemented a strategic sales plan that is diversifying our customer base. Progress on this front has yielded new customers in the medical imaging and x-ray inspection markets. We are continuing to build our capabilities and products in order to serve a broader range of potential customers.”

Inrad Optics, Inc. (formerly Photonic Products Group, Inc.) was incorporated in New Jersey in 1973. In January 2012, the Company’s Board of Directors and shareholders approved the name change to Inrad Optics, Inc. The Company develops, manufactures and markets products and services for use in photonics industry sectors via three distinct but complimentary product areas - “Crystals and Devices”, “Custom Optics” and “Metal Optics.”

The Company is a vertically integrated organization specializing in crystal-based optical components and devices, custom optical components from both glass and metal, and precision optical and opto-mechanical assemblies. Manufacturing capabilities include solution and high temperature crystal growth, extensive optical fabrication capabilities, including precision diamond turning and the ability to handle large substrates, optical coatings and in-process metrology expertise. Inrad Optics’ customers include leading corporations in the defense, aerospace, laser systems, process control and metrology sectors of the photonics industry, as well as the U.S. Government, National Laboratories and Universities worldwide.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: The statements contained in this press release that are not purely historical are forward looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Act of 1934. These statements may be identified by their use of forward-looking terminology such as "believes", "expects", “should”, "will", "plan", “anticipate”, “probably”, “targeting” or similar words. Such forward-looking statements, such as our expectation for revenues, new orders, and improved results involve risks and uncertainties that could cause actual results to differ materially from those projected. Risks and uncertainties that could cause actual results to differ materially from such forward looking statements are, but are not limited to, uncertainties in market demand for the company's products or the products of its customers, future actions by competitors, inability to deliver product on time, inability to develop new business, inability to retain key employees or hire new employees, and other factors discussed from time to time in the Company's filings with the Securities and Exchange Commission including our Annual Report on Form 10-K for the year ended December 31, 2012. The forward looking statements made in this news release are made as of the date hereof and Inrad Optics, Inc. does not assume any obligation to update publicly any forward looking statement.

INRAD OPTICS, INC AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2013	2012
	(Unaudited)	(Audited)

Assets
Current assets:
Cash and cash equivalents	$2,649,559	$3,089,013
Accounts receivable (net of allowance for doubtful accounts of $15,000 in 2013 and 2012)	1,181,766	1,557,930
Inventories, net	3,328,190	3,596,646
Other current assets	130,115	158,742
Total current assets	7,289,630	8,402,331
Plant and equipment:
Plant and equipment, at cost	16,126,168	15,446,826
Less: Accumulated depreciation and amortization	(14,269,092)	(14,182,712)
Total plant and equipment	1,857,076	1,264,114
Precious Metals	474,960	474,960
Goodwill	311,572	311,572
Intangible Assets, net	378,401	437,324
Other Assets	34,838	534,838
Total Assets	$10,346,477	$11,425,139

Liabilities and Shareholders’ Equity
Current Liabilities:
Current portion of other long term notes	$150,200	$150,200
Accounts payable and accrued liabilities	904,582	813,705
Customer advances	107,641	297,251
Total current liabilities	1,162,423	1,261,156

Related Party Convertible Notes Payable	2,500,000	2,500,000

Other Long Term Notes, net of current portion	757,376	869,135
Total liabilities	4,419,799	4,630,291

Commitments

Shareholders’ Equity:
Common stock: $.01 par value; 60,000,000 authorized shares; 12,050,603 shares issued at September 30, 2013 and 11,881,724 issued at December 31, 2012	120,508	118,819
Capital in excess of par value	18,262,570	18,076,518
Accumulated deficit	(12,441,450)	(11,385,539)
	5,941,628	6,809,798
Less - Common stock in treasury, at cost (4,600 shares)	(14,950)	(14,950)
Total shareholders’ equity	5,926,678	6,794,848
Total Liabilities and Shareholders’ Equity	$10,346,477	$11,425,139

INRAD OPTICS, INC AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012

Total revenue	$2,756,488	$2,903,740	$8,528,212	$8,624,869

Cost and expenses:
Cost of goods sold	2,206,529	2,287,493	6,971,423	6,700,833
Selling, general and administrative expenses	743,190	848,569	2,506,662	2,567,661
	2,949,719	3,136,062	9,478,085	9,268,494
Loss from operations	(193,231)	(232,322)	(949,873)	(643,625)

Other (expense) income:
Interest expense—net	(45,562	(47,267)	(137,038	(118,006)
Gain on sale of plant and equipment	—	—	31,000	—
	(45,562	(47,267)	(106,038)	(118,006)
Net loss before income taxes	(238,793)	(279,589	(1,055,911	(761,631)

Income tax (provision) benefit	—	—	—	—

Net loss	$(238,793	$(279,589)	$(1,055,911)	$(761,631)

Net loss per common share— basic and diluted	$(0.02)	$(0.02)	$(0.09)	$(0.06)

Weighted average shares outstanding— basic and diluted	12,046,003	11,877,124	11,956,712	11,811,241

INRAD OPTICS, INC AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Nine Months Ended September 30,
	2013	2012

Cash flows from operating activities:
Net (loss)	$(1,055,911	$(761,631)

Adjustments to reconcile net (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	414,367	476,863
401K common stock contribution	80,922	151,775
(Gain) on sale of plant and equipment	(31,000)	—
Stock based compensation	106,819	153,604
Changes in operating assets and liabilities:
Accounts receivable	376,164	237,765
Inventories, net	268,456	(550,815)
Other current assets	28,627	11,079
Accounts payable and accrued liabilities	90,877	140,097
Customer advances	(189,610)	30,482
Total adjustments and changes	1,145,622	650,850
Net cash provided by (used in) operating activities	89,711	(110,781)

Cash flows from investing activities:
Capital expenditures	(448,406)	(267,956)
Down payment on purchase of equipment	—	(500,000)
Proceeds from sale of plant and equipment	31,000	—
Net cash (used in) investing activities	(417,406)	(767,956)

Cash flows from financing activities:
Proceeds from exercise of stock options	—	5,349
Proceeds from Term Note Payable	—	750,000
Principal payments on notes payable-other	(111,759)	(29,614)
Net cash (used in) provided by financing activities	(111,759)	725,735

Net (decrease) in cash and cash equivalents	(439,454)	(153,002)

Cash and cash equivalents at beginning of period	3,089,013	3,400,205

Cash and cash equivalents at end of period	$2,649,559	$3,247,203

Supplemental Disclosure of Cash Flow Information:
Interest paid	$144,000	$132,000
Income taxes paid	$2,000	$12,000